SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REST EZ, INC.

(Exact Name of Registrant as Specified in Its Charter)

Wyoming	82-4268982
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1398 W Mason Hollow Dr
Riverton, Utah	84065
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-256498

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered
Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.010 per share

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock of the Registrant set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-256498) as originally filed with the Securities and Exchange Commission on May 26, 2021, and as subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit	Description

3.1*	Certificate of Incorporation of the Registrant as filed on September 30, 2002.
3.2*	Bylaws of the Registrant
3.3	Specimen Stock Certificate

* Previously filed with the Company's Form S-1 filed with the Securities and Exchange Commission on May 26, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	May 20, 2022	REST EZ, INC.

		By:	/s/ Brandon Sosa
Brandon Sosa
President & CEO